UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 676-4300

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2023, Science Applications International Corporation (the “Company”) announced the retirement of Nazzic S. Keene as Chief Executive Officer of the Company, effective as of October 2, 2023 (the “Effective Date”). Ms. Keene has also resigned from the Board of Directors of the Company (the “Board”), effective as of the Effective Date.

In connection with her retirement, Ms. Keene will provide certain transition services to the Company through February 2, 2024 (the “Retirement Date”), as Special Executive Advisor, pursuant to a transition letter, dated May 15, 2023 (the “Transition Letter”). In exchange for such services, among other things, (i) Ms. Keene will continue to receive her current annual base salary through the Retirement Date, (ii) Ms. Keene will receive a lump-sum transition payment of $1,250,000, subject to the achievement of a successful transition of her responsibilities and provided Ms. Keene continues to be employed by the Company through the Retirement Date, to be paid by March 15, 2024, (iii) Ms. Keene will receive her annual short-term incentive cash bonus for the fiscal year ending February 2, 2024 (“fiscal 2024”) to be calculated and paid in the normal course based on the Company’s fiscal 2024 annual bonus financial performance score, (iv) Ms. Keene will receive a lump-sum cash payment equal to the total amount of the monthly COBRA insurance premiums for twenty-four (24) months, to be paid by the 60th day following the Retirement Date, and (v) Ms. Keene will receive continued vesting of certain outstanding equity awards after the Retirement Date.

The foregoing description of the Transition Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

On May 15, 2023, Toni Townes-Whitley was appointed as CEO-elect of the Company, effective as of June 12, 2023, and was appointed to succeed Ms. Keene as Chief Executive Officer of the Company effective as of the Effective Date and as a member of the Board for an initial term beginning on the Effective Date and expiring at the Company’s annual meeting of stockholders for fiscal 2024.

Ms. Townes-Whitley, 59, is the former President, U.S. Regulated Industries of Microsoft Corporation. Prior to that role, Ms. Townes-Whitley was Corporate Vice President for Global Industry at Microsoft from 2015 to July 2018. Prior to joining Microsoft, Ms. Townes-Whitley was President of CGI Federal and held several management roles at Unisys Corporation, leading global, public and commercial sector systems integration. Ms. Townes-Whitley currently serves on the Boards of Directors of the following U.S. public companies: Marathon Petroleum Corporation, Nasdaq, Inc. and The PNC Financial Services Group, Inc.

In connection with her appointment as Chief Executive Officer of the Company, Ms. Townes-Whitley’s annual compensation for fiscal 2024 will be as follows: (i) an annual base salary of $1,200,000 effective as of June 12, 2023, provided that she will earn a prorated percentage of her annual base salary for the period from June 12, 2023 until the Effective Date, (ii) a short-term incentive cash bonus target equal to 140% of her annual base salary, and (iii) $6,350,000 of long-term incentive awards in the form of performance stock units and restricted stock units under the Company’s executive compensation plan, of which $750,000 is a one-time enhancement in connection with Ms. Townes-Whitley agreeing to join the Company. Ms. Townes-Whitley will be eligible to participate in the SAIC Executive Severance, Change in Control and Retirement Policy and the Company’s deferred compensation plan. As an employee director, Ms. Townes-Whitley will not serve on any standing committees of the Board and will not receive any additional compensation for her service as a member of the Board.

There are no family relationships between Ms. Townes-Whitley and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Ms. Townes-Whitley or any member of her immediate family and the Company that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On May 18, 2023, the Company issued a press release announcing the events discussed in Item 5.02 above, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

10.1	Transition Letter, dated May 15, 2023

99.1	Press Release issued by Science Applications International Corporation on May 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: May 18, 2023	By:	/s/ Hilary L. Hageman
Hilary L. Hageman
Executive Vice President, General Counsel and Corporate Secretary